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                                                                      EXHIBIT 10


                          MAXWELL ENERGY PRODUCTS, INC.

                            STOCK PURCHASE AGREEMENT





                                   DATED AS OF



                                OCTOBER 30, 1997


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                                    CONTENTS

Section 1.        Purchase and Sale of Stock ......................................   1

        1.1       Sale and Issuance of Series A Stock .............................   1

        1.2       Closing .........................................................   1

Section 2.        Representations and Warranties of the Company ...................   2

        2.1       Organization, Good Standing and Qualification ...................   2

        2.2       Capitalization ..................................................   2

        2.3       Subsidiaries ....................................................   3

        2.4       Authorization ...................................................   3

        2.5       Valid Issuance of Preferred and Common Stock ....................   3

        2.6       Governmental Consents ...........................................   4

        2.7       Litigation ......................................................   4

        2.8       Intellectual Property ...........................................   4

        2.9       Employee Invention and Secrecy Agreements .......................   6

        2.10      Permits .........................................................   6

        2.11      Compliance With Other Instruments ...............................   6

        2.12      Offering ........................................................   6

        2.13      Agreements; Action ..............................................   7

        2.14      Disclosure ......................................................   8

        2.15      Registration Rights .............................................   8

        2.16      Title to Property and Assets ....................................   8

        2.17      Employee Plans and Agreements ...................................   8

        2.18      Taxes ...........................................................   8


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
        2.19      Minute Books ....................................................   9

        2.20      Labor Agreements and Actions ....................................   9

        2.21      Employees .......................................................   9

        2.22      Insurance .......................................................  10

        2.23      Manufacturing and Marketing Rights ..............................  10

        2.24      Environmental and Safety Laws ...................................  10

        2.25      Real Property Holding Corporation ...............................  10

        2.26      Financial Statements ............................................  10

        2.27      Changes .........................................................  11

Section 3.        Representations and Warranties of the Investor ..................  12

        3.1       Authorization ...................................................  12

        3.2       Purchase Entirely for Own Account ...............................  12

        3.3       Investment Experience; Accredited Investor Status ...............  13

        3.4       Restricted Securities ...........................................  13

        3.5       Legend ..........................................................  13

        3.6       Residency .......................................................  14

        3.7       Title ...........................................................  14

Section 4.        Conditions of Investor's Obligations at the Closing .............  14

        4.1       Representations and Warranties ..................................  14

        4.2       Performance .....................................................  14

        4.3       Compliance Certificate ..........................................  15

        4.4       Reservation of Conversion Stock .................................  15

        4.5       Delivery of Shares ..............................................  15


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
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        4.6       Consents, Permits and Waivers ...................................  15

        4.7       Research, Development & Supply Agreement ........................  15

        4.8       Shareholder Agreement ...........................................  15

        4.9       Board of Directors ..............................................  15

        4.10      Opinion of Company Counsel ......................................  16

        4.11      Proceedings and Documents .......................................  18

Section 5.        Conditions of the Company's Obligations at the Closing ..........  18

        5.1       Representations and Warranties ..................................  18

        5.2       Performance .....................................................  18

        5.3       Payment of Purchase Price .......................................  18

        5.4       Bill of Sale and Assignment .....................................  19

        5.5       Securities Laws Qualification ...................................  19

        5.6       Research, Development & Supply Agreement ........................  19

        5.7       Shareholder Agreement ...........................................  19

Section 6.        Registration Rights .............................................  19

        6.1       Definitions .....................................................  19

        6.2       Request for Registration ........................................  20

        6.3       Company Registration ............................................  22

        6.4       Obligations of the Company ......................................  22

        6.5       Furnish Information .............................................  23

        6.6       Expenses of Demand Registration .................................  24

        6.7       Expenses of Company Registration ................................  24

        6.8       Underwriting Requirements .......................................  24


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
        6.9       Indemnification .................................................  25

        6.10      Reports Under Securities Exchange Act of 1934 ...................  28

        6.11      Form S-3 Registration ...........................................  28

        6.12      Assignment of Registration Rights ...............................  30

        6.13      Limitations on Subsequent Registration Rights ...................  30

Section 7.        Covenants of the Company ........................................  30

        7.1       Delivery of Annual Financial Statements and Other
                  Information .....................................................  30

        7.2       Delivery of Financial Statements ................................  31

        7.3       Inspection ......................................................  31

        7.4       Right of First Offer ............................................  32

        7.5       Insurance .......................................................  33

        7.6       Issuance of Series A Stock ......................................  33

        7.7       Reservation of Common Stock .....................................  33

        7.8       Employee Invention and Secrecy Agreement ........................  34

        7.9       Termination of Covenants ........................................  34

Section 8.        Covenants of the Parent .........................................  34

Section 9.        Miscellaneous ...................................................  34

        9.1       Survival of Warranties ..........................................  34

        9.2       Successors and Assigns ..........................................  34

        9.3       Governing Law ...................................................  35

        9.4       Counterparts ....................................................  35

        9.5       Titles and Subtitles ............................................  35

        9.6       Notices .........................................................  35


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
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        9.7       Attorneys' Fees .................................................  35

        9.8       Finders' Fees ...................................................  36

        9.9       Amendments and Waivers ..........................................  36

        9.10      Severability ....................................................  36

        9.11      Entire Agreement ................................................  36


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
                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 30, 1997, by and among MAXWELL ENERGY PRODUCTS, INC., a California corporation (the "Company"), MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the "Parent"), and PACIFICORP ENERGY VENTURES, INC., an Oregon corporation (the "Investor").

        WHEREAS, the Company is a wholly-owned subsidiary of the Parent; and

        WHEREAS, the Investor desires to purchase, and the Company and the Parent desire the Company to sell and issue to the Investor, shares of the Company's Series A Preferred Stock;

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1.        PURCHASE AND SALE OF STOCK

        1.1       SALE AND ISSUANCE OF SERIES A STOCK

               (a) The Company shall adopt and file with the Corporation Division of the Secretary of State of the State of California on or before the Closing (as defined below) the Restated Articles of Incorporation with the designation of the Series A Preferred Stock (the "Series A Stock"), in the form attached hereto as Exhibit A (the "Restated Articles of Incorporation"), and will have authorized the issuance pursuant to this Agreement of 466,217 shares of Series A Stock.

               (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, at the Closing (as defined below) 466,217 shares of Series A Stock in consideration of $1 million in cash plus the transfer and assignment from the Investor to the Company of the assets identified on Schedule A.

        1.2       CLOSING

        The purchase and sale of the Series A Stock shall take place at the offices of Perkins Coie, 1211 S.W. Fifth Avenue, Suite 1500, Portland, Oregon, at 10:00 a.m., on October 30, 1997 or at such other location and time as the Company and the Investor mutually agree upon (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor certificates representing the Series A Stock which Investor is purchasing against delivery to the Company by such


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Investor of both a cashiers check or wire transfer of funds in the amount of $1 million payable to the Company's order and a Bill of Sale and Assignment effectively conveying to the Company the assets set forth on Schedule A attached hereto (the "Transferred Assets").

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company and the Parent hereby represent and warrant to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule B specifically identifying the relevant Section or subsection hereof:

        2.1       ORGANIZATION, GOOD STANDING AND QUALIFICATION

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to conduct its business as now conducted and as proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

        2.2       CAPITALIZATION

        The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (a) Preferred Stock. 466,217 shares of preferred stock, all of which shall be designated as Series A Stock, and none of which shall be outstanding immediately prior to the Closing. The rights, privileges and preferences of the Series A Stock will be as stated in the Restated Articles of Incorporation.

               (b) Common Stock. 10,000,000 shares of common stock (the "Common Stock"), 5,000,000 shares of which are issued and outstanding and held by Parent, 466,217 shares of which are reserved for issuance upon the conversion of the Series A Stock and 750,000 shares of which are reserved for issuance upon the exercise of stock options granted or to be granted under the Company's 1996 Stock Option Plan (the "Plan"). 733,100 options have been granted under the Plan, of which 48,750 options have been forfeited back to the Company. Accordingly, 684,350 options are outstanding and 65,650 options are available for grant.

               (c) Rights. Except for the conversion privileges of the Series A Stock and other rights, privileges and agreements contemplated pursuant to this Agreement, and as set forth in subsection 2.2(b) above, there are not outstanding any options, warrants, subscriptions, rights (including conversion or preemptive rights or



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first refusal rights) or agreements for the purchase or acquisition from the
Company, or to the Company's knowledge, from any shareholder, of any shares of the Company's capital stock or securities convertible into its capital stock. Except for the voting agreements contained in the Shareholder Agreement to be entered into as of the date of Closing among the parties set forth therein, substantially in the form attached hereto as Exhibit B, the Company is not a party or subject to any agreement or understanding, and, to the best knowledge of the Company and the Parent, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

        2.3       SUBSIDIARIES

        The Company does not own or control, directly or indirectly, any interest in any other corporation, association, partnership or other entity; provided that this representation does not include entities owned or controlled by Parent, other than indirectly through the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

        2.4       AUTHORIZATION

        All corporate action on the part of the Company and the Parent, their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Shareholder Agreement and the Research, Development & Supply Agreement (the latter two agreements hereinafter referred to as the "Collateral Agreements") contemplated herein, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Series A Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Stock have been taken or will be taken prior to the Closing, and this Agreement and the Collateral Agreements constitute valid and legally binding obligations of the Company and the Parent, as the case may be, enforceable in accordance with its and their terms. Prior to the Closing, the Company will have adopted and filed with the Corporation Division of the Secretary of State of the State of California the Restated Articles of Incorporation.

        2.5       VALID ISSUANCE OF PREFERRED AND COMMON STOCK

               (a) The Series A Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances created by the Company and will be issued in compliance with federal and state securities laws. The Common Stock issuable upon conversion of the Series A Stock has been duly and validly reserved for issuance and, upon issuance in accordance with


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the terms of the Restated Articles of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances created by the Company and will be issued in compliance with federal and state securities laws.

               (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

        2.6       GOVERNMENTAL CONSENTS

        No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings, if any, required pursuant to applicable state securities laws, which filings will be made within the required statutory period.

        2.7       LITIGATION

        There is no action, suit, proceeding, or investigation pending or currently threatened against the Company or the Parent or any of their respective officers, directors, employees or agents which questions the validity of this Agreement or the Collateral Agreements, or the right of the Company or the Parent to enter into this Agreement or the Collateral Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs, prospects or business of the Company or the Parent, financially or otherwise, or any change in the current equity ownership of the Company . Neither the Company or the Parent nor, to the best knowledge of the Company and the Parent, any of their respective officers, directors, employees or agents is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality in any such case relating to or affecting the Company or the Parent. There is no legal action, lawsuit, legal proceeding or investigation related to any of the foregoing by the Company or the Parent or, to the best knowledge of the Company and the Parent, any of their respective officers, directors, employees or agents currently pending or which the Company or the Parent or, to the best knowledge of the Company and the Parent, any of their respective officers, directors, employees or agents intends to initiate.

        2.8       INTELLECTUAL PROPERTY

        (a) The Company owns, or is licensed or otherwise entitled to exercise, rights to, all patents, trademarks, trade names, service marks, copyrights, mask work


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rights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all mask works, schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material, that are used or currently proposed to be used in the business of the Company as currently conducted or as currently proposed to be conducted (collectively, the "Intellectual Property Rights").

        (b) The Schedule of Exceptions lists all patents, registered copyrights, registered trademarks and service marks and mask work rights, and any applications or registrations therefor, included in the Intellectual Property Rights, indicating, in each case, whether such Intellectual Property Right is owned by the Company or used pursuant to a license or other right. The Company does not currently market software or other products that would be eligible to be registered for copyright protection with the United States Copyright Office and any foreign offices.

        (c) Neither the execution and delivery of this Agreement or the Collateral Agreements, nor the performance of the Company's obligations hereunder and thereunder will constitute a violation of or cause the loss of any rights pursuant to any license, sublicense or agreement described in the Schedule of Exceptions.

        (d) No claims with respect to the Intellectual Property Rights have been asserted or, to the best knowledge of the Company and the Parent, are threatened by any person, and the Company and the Parent know of no pending claims (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by the Company infringes any copyright, patent, trade secret or other intellectual property right, (ii) against the use by the Company of any Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

        (e) To the best knowledge of the Company and the Parent, all patents and registered trademarks, service marks, and other company, product or service identities and registered copyrights held by the Company are valid and subsisting.

        (f) To the best knowledge of the Company and the Parent, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including without limitation any employee or former employee of the Company or the Parent, which unauthorized use, infringement or misappropriation would have a material adverse effect on the Company.

        (g) No Intellectual Property Rights are subject to any outstanding order, judgment, decree, stipulation or settlement agreement restricting in any manner the licensing thereof by the Company. Except as described in the Schedule of



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Exceptions, the Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right.

        2.9       EMPLOYEE INVENTION AND SECRECY AGREEMENTS

        Each employee of the Company has executed an Invention and Secrecy Agreement in the form attached hereto as Exhibit C. The Company is not aware that any employee is in material violation thereof, and the Company will use its best efforts to prevent any such violation.

        2.10      PERMITS

        The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        2.11      COMPLIANCE WITH OTHER INSTRUMENTS

        The Company is not in violation of any provision of its Restated Articles of Incorporation or Bylaws or in material violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Collateral Agreements by the Company and the Parent and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

        2.12      OFFERING

        Subject in part to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Stock and the issuance of the Conversion Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and will have been registered or qualified (or are exempt from registration or


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qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        2.13      AGREEMENTS; ACTION

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to employee stock options, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000,
(ii) ongoing commitments or obligations of the Company that cannot be terminated in 90 or fewer days, (iii) the license of any Intellectual Property Rights to or from the Company, (iv) provisions restricting the development, manufacture or distribution of the Company's products or services or (v) indemnification by the Company with respect to infringements of Intellectual Property Rights. No default exists by the Company, or to the best knowledge of the Company and the Parent , by any other party, under any contract or agreement to which the Company is a party that would have a material adverse effect on the Company.

               (c) Other than certain discussions between the Company and the Investor, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

               (d) The Company is not a party to and is not bound by any contract, agreement, instrument, decree or administrative order, or subject to any restriction under its Articles of Incorporation or Bylaws, which materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.


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        2.14      DISCLOSURE

        The Company and the Parent have provided the Investor and its legal counsel with all information that the Company believes is reasonably necessary to enable the Investor to decide whether to purchase the Series A Stock. Neither this Agreement, the schedules and exhibits attached hereto nor any other written plans, statements or certificates provided to the Investor in connection with its purchase of the Series A Stock, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

        2.15      REGISTRATION RIGHTS

        Except as provided in Section 6 of this Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.

        2.16      TITLE TO PROPERTY AND ASSETS

        The Company has good and marketable title to its property or assets, free and clear of any liens, claims or encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any material liens, claims or encumbrances.

        2.17      EMPLOYEE PLANS AND AGREEMENTS

        The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company is not bound by or subject to any written or, to the best knowledge of the Company and the Parent, oral, express or implied contract, commitment or arrangement with any employee which, in any such case, relates to compensation, benefits or other financial obligations of the Company.

        2.18      TAXES

        The Company has filed all tax returns and reports required by law. All taxes shown to be due and payable on any assessments received by the Company and all other taxes (federal, state, foreign and local) due and payable by the Company on or before the date hereof have been paid. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, nor are there any actions, suits, proceedings, investigations or claims now pending against the Company in respect of any tax or assessment, or, to the best knowledge of the Company or the Parent, any matters under discussion within any federal, state, foreign or local authority relating to any


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

taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

        2.19      MINUTE BOOKS

        The copy of the minute books of the Company provided to the Investor contains a record of all meetings of the Company's directors and shareholders and all actions by written consent without a meeting since the time of incorporation and reflects all material transactions referred to in such minutes accurately in all material respects.

        2.20      LABOR AGREEMENTS AND ACTIONS

        The Company is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company or the Parent, has sought to represent any of the employees, representatives or agents of the Company.

        2.21      EMPLOYEES

        To the best knowledge of the Company or the Parent, none of the Company's officers, directors or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or obligation, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. To the best knowledge of the Company or the Parent, no prior employer of any of the Company's officers, directors or employees has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such employee pursuant to the Employee Inventions and Secrecy Agreement executed by such employee, or otherwise so assigned. The execution and delivery of this Agreement will not, to the best knowledge of the Company or Parent, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The Company has taken all appropriate measures to ensure that each employee is employed on an "at will" basis and has no right to any material compensation following termination of employment with the Company other than rights to exercise stock options pursuant to the Plan. To the best knowledge of the Company or the Parent, no officer or key employee intends to terminate his or her employment with the Company, nor does the


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

Company have a present intention to terminate the employment of any officer or key employee.

        2.22      INSURANCE

        The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

        2.23      MANUFACTURING AND MARKETING RIGHTS

        The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

        2.24      ENVIRONMENTAL AND SAFETY LAWS

        The Company is not in material violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of the Company's and Parent's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

        2.25      REAL PROPERTY HOLDING CORPORATION

        The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

        2.26      FINANCIAL STATEMENTS

        The Company has delivered to the Investor (a) its unaudited financial statements (balance sheet, income and expense statement, statement of stockholders' equity and statement of cash flows) at July 31, 1997 and for the fiscal year then ended, and (b) the audited financial statements at July 31, 1997 and for the fiscal year then ended of the Parent. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and the Parent as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material


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liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to July 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        2.27      CHANGES

        To the best knowledge of the Company or the Parent and except for transactions contemplated herein, since July 31, 1997, there has not been:

               (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business or that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

               (g) any sale, assignment, or transfer of Intellectual Property;

               (h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances;

               (k) any declaration, setting aside, or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (l) any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (m) any agreement or commitment by the Company to do any of the things described in this Section 2.27.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        The Investor hereby represents and warrants to the Company that:

        3.1       AUTHORIZATION

        The Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and to own the Series A Stock. All corporate action on the part of the Investor and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Collateral Agreements and the performance of all obligations of the Investor hereunder and thereunder have been taken or will be taken prior to the Closing, and this Agreement and the Collateral Agreements constitute valid and legally binding obligations of the Investor, enforceable in accordance with its and their terms.

        3.2       PURCHASE ENTIRELY FOR OWN ACCOUNT

        This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which, by the Investor's execution of this Agreement, the Investor hereby confirms, that the Series A Stock to be received by the Investor and the Common Stock issuable upon conversion of the Series A Stock (collectively, the "Securities") will be acquired for investment for the Investor's own account and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Act or applicable state securities laws.

        3.3       INVESTMENT EXPERIENCE; ACCREDITED INVESTOR STATUS

        The Investor is an investor in securities of companies in the development stage and acknowledges that the Securities are a speculative risk. The Investor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor represents it has not been organized for the purpose of acquiring the Series A Stock. The Investor understands that the Securities have not been registered under the Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Investor's representations and warranties in this Section 3.

        3.4       RESTRICTED SECURITIES

        The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 3.5 below. In this connection, the Investor represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        3.5       LEGEND

        (a) It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE

        REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THIS CORPORATION STATING OR DEMONSTRATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

        (b) Notwithstanding the legend set forth in (a) above, no registration statement or opinion of counsel shall be necessary for a transfer made pursuant to Rule 144.

        3.6       RESIDENCY

        For purposes of the application of state securities laws, the Investor represents that it is a resident of the state of Oregon.

        3.7       TITLE

        The Investor has good and valid title to the Transferred Assets, free and clear of any material liens or encumbrances.

SECTION 4.        CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING

        The obligations of the Investor under Section 1.1(b) of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

        4.1       REPRESENTATIONS AND WARRANTIES

        The representations and warranties of the Company and the Parent contained in Section 2 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the date of the Closing.

        4.2       PERFORMANCE

        The Company shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3       COMPLIANCE CERTIFICATE

        The Chief Executive Officer or President of the Company and an authorized officer of the Parent shall deliver to the Investor at the Closing a certificate executed by each of them certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

        4.4       RESERVATION OF CONVERSION STOCK

        The Common Stock issuable upon conversion of the Series A Stock shall have been duly authorized and reserved for issuance upon such conversion.

        4.5       DELIVERY OF SHARES

        The Company shall have delivered to the Investor at the Closing stock certificates representing the Series A Stock to be purchased by the Investor.

        4.6       CONSENTS, PERMITS AND WAIVERS

        The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other agreements contemplated herein (except for such as may be properly obtained subsequent to the Closing).

        4.7       RESEARCH, DEVELOPMENT & SUPPLY AGREEMENT

        The Company and the Investor shall have executed and delivered the Research, Development & Supply Agreement in substantially the form attached hereto as Exhibit D.

        4.8       SHAREHOLDER AGREEMENT

        The Investor, the Company and the Parent shall have entered into a Shareholder Agreement in the form of Exhibit B hereto.

        4.9       BOARD OF DIRECTORS

        Effective as of the Closing, the directors of the Company shall be Kenneth Potashner, Gary Davidson, Donald Roberts, Gregg McKee and a fifth director to be nominated by the Investor.

        4.10      OPINION OF COMPANY COUNSEL

        The Investor shall have received from Donald M. Roberts, General Counsel for the Parent, an opinion, dated as of the date of the Closing, in form and substance satisfactory to the Investor.

        4.11      PROCEEDINGS AND DOCUMENTS

        All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto, including evidence of filing the Restated Articles of Incorporation with the Corporation Division of the Secretary of State of the State of California, shall be satisfactory in form and substance to the Investor's counsel, and the Investor and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

SECTION 5.        CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING

        The obligations of the Company to the Investor under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

        5.1       REPRESENTATIONS AND WARRANTIES

        The representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the date of the Closing.

        5.2       PERFORMANCE

        The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, that are required to be performed or complied with by it on or before such Closing.

        5.3       PAYMENT OF PURCHASE PRICE

        The Investor shall have delivered the purchase price in the form of a cashier's check or bank wire transfer, in the amount specified in Section 1.1(b) to be delivered at the Closing.

        5.4       BILL OF SALE AND ASSIGNMENT

        The Investor shall have executed and delivered to the Company a Bill of Sale and Assignment in the form of Exhibit E hereto.

        5.5       SECURITIES LAWS QUALIFICATION

        The offer and sale to the Investors of the Securities shall be qualified or exempt from qualification under all applicable federal and state securities laws, which qualification or exemption the Company shall have exercised its best efforts to obtain.

        5.6       RESEARCH, DEVELOPMENT & SUPPLY AGREEMENT

        The Company and Investor shall have executed and delivered the Research, Development & Supply Agreement in the form of Exhibit D hereto.

        5.7       SHAREHOLDER AGREEMENT

        The Investor, the Company and the Parent shall have entered into a Shareholder Agreement in the form of Exhibit B hereto.

SECTION 6.        REGISTRATION RIGHTS

        The Company covenants and agrees as follows:

        6.1       DEFINITIONS

        For purposes of this Section 6:

               (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (b) The term "Registrable Securities" means (i) Common Stock of the Company issuable or issued upon conversion of the Series A Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Series A Stock; provided, however, that shares of Common Stock shall no longer be treated as Registrable Securities after they have been sold (x) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, or (y) by a person in a transaction in which its rights under this
Section 6 are not assigned.

               (c) The number of shares of "Registrable Securities then outstanding" shall be the sum of the number of shares of Common Stock outstanding that are Registrable Securities, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that upon issuance would be Registrable Securities.

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 6.14 hereof.

               (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

        6.2       REQUEST FOR REGISTRATION

               (a) If the Company shall receive at any time after the earlier of
(i) the fifth anniversary of the Closing, or (ii) six (6) months (or such longer period not to exceed 270 days, as shall be specified in the underwriters "lock up" agreement entered into by all of the Company's affiliates and all other holders of registration rights in connection with such initial public offering) after the effective date of the first registration statement for a public offering of securities of the Company, a written request from the Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty-one percent (51%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 6.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company, subject to Section 6.8.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.2 and the Company shall include such information in the written notice referred to in subsection 6.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders holding a majority of the Registrable Shares to be included in the registration and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Initiating Holders holding a majority of the Registrable Securities to be included in the registration. Such underwriter or underwriters shall be reasonably acceptable to the Company.

        Notwithstanding any other provision of this Section 6.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 6.2.

               (d) Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 6.2 during the period starting with the date 60 days prior to the Company's good faith estimated date of filing of, and ending on the date 120 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided the Company is at all times during such period diligently pursuing such registration, (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that this right to delay any requested registration shall not be utilized more than once in any twelve month period and, (iii) the Company shall not be obligated to effect a registration pursuant to this Section 6.2 if the Initiating Holders have not tendered their Registrable Securities to the Parent in exchange for either securities of the Parent or cash in accordance with Section 2 of the Shareholder Agreement, unless either (A) one hundred twenty (120) days have passed without such tender being accepted, or (B) due to the liquidation of the Parent, the expiration of the Initiating Holders' right to tender their Registerable Securities to the Parent in accordance with Section 2 of the Shareholder Agreement or similar circumstances, such tender would be futile.

        6.3       COMPANY REGISTRATION

        If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities, solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time and at least forty-five (45) days prior to the filing of a registration statement covering the Company's securities, give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 6.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Holders' rights under this Section 6.3 may be exercised an unlimited number of times.

        6.4       OBLIGATIONS OF THE COMPANY

        Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, in the case of Form S-3 registration pursuant to Section 6.11, one hundred eighty
(180) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the

Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Each Holder shall be required to cease using such prospectus until the Company has amended or supplemented it to correct such untrue statement or to state the facts so omitted.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        6.5       FURNISH INFORMATION

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such

Holder's Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

        6.6       EXPENSES OF DEMAND REGISTRATION

        All expenses other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 6.2, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one special counsel for the selling Holders selected by them (which counsel shall be acceptable to the Company) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case such expenses shall be borne by the Holders requesting registration, in proportion to the number of shares for which registration was requested), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 6.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6.2.

        6.7       EXPENSES OF COMPANY REGISTRATION

        All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Section 6.3, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the selling Holders selected by them (which counsel shall be acceptable to the Company) shall be borne by the Company.

        6.8       UNDERWRITING REQUIREMENTS

        In connection with any offering involving an underwriting of shares of capital stock being issued by the Company, the Company shall not be required under Section 6.3 to include any of the Holders' securities in such underwriting unless such Holders (i) accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and (ii) execute a "lock-up" agreement, in customary form, with the underwriters agreeing not to sell their securities other than pursuant to the registration statement for such period (not to exceed 180 days) as the Company's affiliates shall have agreed to be so restricted. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company other than a Holder. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

        6.9       INDEMNIFICATION

        In the event any Registrable Securities are included in a registration statement under this Section 6:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, partner, officer, director or agent, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any other Holder selling securities in such registration statement and any partner, officer, director, or controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.9(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 6.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all indemnified parties that may be represented without conflict by one counsel in the same jurisdiction) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 6.9.

               (d) If the indemnification provided for in this Section 6.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (f) The obligations of the Company and Holders under this Section
6.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

        6.10      REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder forthwith upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

        6.11      FORM S-3 REGISTRATION

        In case the Company shall receive one or more written requests from any Holder or Holders that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in each such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6.11: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred and twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 6.11; provided, however, that the Company shall not utilize this right to delay any requested registration more than once in any twelve (12) month period; (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance and in which the Company was not already qualified to do business or had not yet executed a general consent to service of process, as the case may be, or (iv) more than three times in any twelve-month period.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses, other than underwriting discounts and commissions relating to the Registrable Securities, incurred in connection with the first registration requested pursuant to Section 6.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees specifically related to the registration and the reasonable fees and disbursements of one special counsel for the selling Holder or Holders (which counsel shall be selected by them and shall be acceptable to the Company) and counsel for the Company, shall be borne by the Company. Thereafter such expenses, including fees and disbursements of counsel for the selling Holder or Holders, shall be borne pro rata by the Holder or Holders participating in the Form S-3 registration. Registrations effected pursuant to this Section 6.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 6.2 or 6.3, respectively.

        6.12      ASSIGNMENT OF REGISTRATION RIGHTS

        The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to a transferee or assignee of such securities that acquires at least 116,554 shares, appropriately adjusted for any stock dividend, stock split, or combination applicable to the Registrable Securities, or, if less, all of the Holder's Registrable Securities, and who assumes the Holder's obligations hereunder; provided the Company is furnished with written notice of the name and address of the proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that any transfer by the Investor to any of its affiliates shall not be subject to the limitations on the minimum number of shares to be transferred.

        6.13      LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

        From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) require that the Company register any securities held by such holder unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 6.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 6.2.

SECTION 7.        COVENANTS OF THE COMPANY

        7.1       DELIVERY OF ANNUAL FINANCIAL STATEMENTS AND OTHER INFORMATION

        The Company shall deliver to the Investors, and the holders of the Common Stock into which the Series A Stock has been converted, and the transferees or assignees of any of the foregoing, provided that such Investor, or transferee or assignee thereof, holds at least 116,554 shares of Series A Stock and/or or Common Stock (as presently constituted) into which the Series A Stock has been converted (each, an "Interested Holder"):

               (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement and statement of cash flows of the Company for such fiscal year, and a balance sheet of the Company as of the end of such year, such financial statements to be prepared in accordance with generally accepted accounting principles and covered by a report of independent certified public accountants of nationally recognized standing selected by the Company which report shall be substantially to the effect that the information contained in such financial statements has been subjected to the auditing procedures applied in such accountants' audit of the consolidated financial statements of the Parent, and, in the opinion of such accountants, is fairly stated in all material respects in relation to such consolidated financial statements taken as a whole; and

               (b) as soon as practicable, but in any event prior to the end of each fiscal year, a budget approved by the Board of Directors for the next fiscal year; and

               (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Interested Holder may from time to time reasonably request, including, without limitation, information as may be necessary to confirm the Company's use of the consideration received under this Agreement and the Collateral Agreements..

        The information provided pursuant to this Section 7.1 shall be used by the Interested Holders solely in furtherance of their interests as Interested Holders in the Company and the Interested Holders shall maintain the confidentiality of all confidential information of the Company obtained under this Section 7.1 and under Sections 7.2 and 7.3 following.

        7.2       DELIVERY OF FINANCIAL STATEMENTS

        The Company shall deliver to each Interested Holder:

               (a) as soon as practicable, but in any event, within 45 days after the end of each fiscal quarter an unaudited income statement, statement of cash flow and balance sheet for and as of the end of such quarter and for the year to date, in reasonable detail;

               (b) as soon as practicable, but in any event within 15 days prior to the end of each fiscal quarter, a budget for the next fiscal quarter; and

               (c) within thirty (30) days after the end of each month, an unaudited income statement, statement of cash flow and balance sheet for and as of the end of such month, in reasonable detail.

        7.3       INSPECTION

        The Company shall permit each Interested Holder, at such party's expense, to visit and inspect the Company's properties, to examine its books of accounts and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Interested Holder; provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless such Interested Holder provides reasonable assurances in writing that it will maintain the confidentiality of the information.

        7.4       RIGHT OF FIRST OFFER

        Subject to the terms and conditions specified in this Section 7.4, the Company hereby grants to: (i) the Investor and (ii) any person who acquires shares of the Series A Stock issued pursuant to this Agreement or shares of the Common Stock issued upon conversion thereof (such Investor or person is hereinafter referred to individually as an "Offeree" and collectively as the "Offerees"), a right of first offer with respect to future sales by the Company of its New Securities (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class or series of its capital stock ("New Securities"), the Company shall first make an offering of such New Securities to the Offerees in accordance with the following provisions:

               (a) The Company shall deliver a notice ("Notice") to each Offeree stating (i) its bona fide intention to offer or issue such New Securities, (ii) the number of such New Securities to be offered, (iii) the price, if any, for which it proposes to offer such New Securities, and (iv) the names of proposed offerees, if known.

               (b) Within 20 calendar days after receipt of the Notice, each Offeree may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock Conversion Equivalents (as hereinafter defined) then held by the Investor bears to the total number of shares of Common Stock Conversion Equivalents then held by all shareholders. "Common Stock Conversion Equivalents" means shares of (i) Common Stock then outstanding plus (ii) Common Stock issuable upon conversion or exercise of all convertible securities, options, warrants and other such rights then outstanding.

               (c) If all such New Securities referred to in the Notice are not elected to be purchased as provided in subsection 7.4(b), the Company may, during the 90 day period following the expiration of the period provided in subsection 7.5(b), offer the remaining unsubscribed New Securities to any person or persons at a price not less than the price specified in the Notice and on the terms and conditions specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Offerees in accordance herewith.

               (d) The right of first offer in this Section 7.4 shall not be applicable to (i) any offering of up to 750,000 shares of Common Stock issued or issuable under the Plan, (ii) any New Securities offered to the public pursuant to a registration statement filed under the Act, (iii) the issuance of New Securities on a pro rata basis to all of the Company's shareholders in connection with any stock split, reverse split, stock dividend or recapitalization, (iv) the issuance of shares of Common Stock upon conversion of Series A Stock, (v) the issuance of New Securities in connection with the Company's acquisition of another entity by merger or purchase of substantially all of the assets, or by any other reorganization whereby the Company acquires ownership of not less than fifty-one percent of the voting power of such entity, (vi) the issuance of New Securities in connection with the Company's formation of a joint venture with another entity whereby the Company acquires ownership of not less than fifty-one percent of the voting power of such entity, or (vii) the issuance of New Securities in connection with an investment by an entity in the Company which is part of a strategic relationship between the Company and such entity in which other forms of payment to or by the Company are made or agreed to in connection with the Company's providing or acquiring services, products or technology.

        7.5       INSURANCE

        The Company agrees to maintain valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

        7.6       ISSUANCE OF SERIES A STOCK

        The Company shall not issue any shares of its Series A Stock to any person or entity other than the Investor.

        7.7       RESERVATION OF COMMON STOCK

        The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of Series A Stock, shares of Common Stock issuable upon such conversion. The Company will at all times reserve and keep available shares of Common Stock issuable upon exercise of the Company's stock options.

        7.8       EMPLOYEE INVENTION AND SECRECY AGREEMENT

        The Company shall require all employees to execute and deliver an Employee Invention and Secrecy Agreement in substantially the form attached hereto as Exhibit C.

        7.9       TERMINATION OF COVENANTS

        The covenants set forth in this Section 7 shall terminate and be of no further force or effect upon (a) the closing date of a primary, public offering by this Company of shares of Common Stock, registered under the Act, in which the aggregate offering proceeds paid to the Company are at least $15,000,000 and the per share price at which such shares of Common Stock are offered to the public is at least $15.01 (appropriately adjusted for any stock dividend, split or consolidation of such Common Stock).

SECTION 8.        COVENANTS OF THE PARENT

        The Parent shall deliver to each Interested Holder copies of all periodic and special reports furnished to its shareholders, and all information, documents and reports that it files with the SEC.

SECTION 9.        MISCELLANEOUS

        9.1       SURVIVAL OF WARRANTIES

        The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

        9.2       SUCCESSORS AND ASSIGNS

        Except to the extent that the application of certain provisions of this Agreement to transferees and assignees of the Series A Stock and the Common Stock issuable upon conversion of the Series A Stock is expressly limited, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        9.3       GOVERNING LAW

        This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within the State of Oregon.

        9.4       COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.5       TITLES AND SUBTITLES

        The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        9.6       NOTICES

        All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five
(5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature pages hereof.

        9.7       ATTORNEYS' FEES

        If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

        9.8       FINDERS' FEES

        Each party represents that it neither is, nor will be, obligated for a finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, directors, employees or representatives is responsible.

        9.9       AMENDMENTS AND WAIVERS

        After the Closing, any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the aggregate shares of Series A Stock and/or the Common Stock into which such Series A Stock has been converted.

        9.10      SEVERABILITY

        If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        9.11      ENTIRE AGREEMENT

        This Agreement and the other documents delivered at the Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      MAXWELL ENERGY PRODUCTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address: 4949 Greencraig Lane
                                               San Diego, CA  92123


                                      MAXWELL TECHNOLOGIES, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address: 9275 Sky Park Ct.
                                               San Diego, CA  92123


                                      PACIFICORP ENERGY VENTURES, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address: 700 N.E. Multnomah Street
                                               Portland, OR  97232-4116

                                   SCHEDULE A

                        SCHEDULE OF ASSETS CONTRIBUTED BY

                                   SCHEDULE B


                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT A



                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          MAXWELL ENERGY PRODUCTS, INC.


The undersigned certify that:

1. They are the President and Secretary, respectively, of Maxwell Energy Products, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

        ARTICLE 1.NAME

        The name of the corporation is Maxwell Energy Products, Inc. (the "Corporation").

        ARTICLE 2. PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

        ARTICLE 3. SHARES

        3.1 The Corporation is authorized to issue two classes of stock to be designated, respectively "Common Stock" and "Series A Preferred Stock". The total number of shares of stock which the Corporation shall have authority to issue shall be 10,466,217, consisting of 10,000,000 shares of Common Stock, and 466,217 shares of Series A Preferred Stock.

        3.2 The relative rights, preferences and limitations of the shares of Common Stock and Series A Preferred Stock are as follows:

               3.2.1 Dividends. The holders of Series A Preferred Stock shall be entitled to receive non-cumulative, preferential dividends each fiscal year and in preference to any declaration or payment of any dividend (payable other than in

Common Stock) on Common Stock during such fiscal year, in an amount equal to ten percent of the Series A Original Issue Price (defined hereinafter) per share of Series A Preferred Stock (the "Preferential Dividend") (appropriately adjusted for any stock dividend, stock split, combination, or similar recapitalization affecting such shares), payable when, as and if declared by the Board of Directors of the Corporation, out of the assets of the corporation legally available therefor; provided, however, no dividend or distribution, payable other than in Common Stock of the corporation, may be declared or paid on any shares of Common Stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of Series A Preferred Stock, such equivalent dividend or distribution to be in addition to the Preferential Dividend. The Preferential Dividend shall not be cumulative, and no right to any dividends shall accrue to the holders of the Series A Preferred Stock in the event the corporation shall fail to declare or pay such dividends.

               3.2.2  Liquidation Preference.

                      (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution shall be distributed in the following order and amount:

                             (1) First, the holders of the Series A Preferred
Stock then outstanding shall be entitled to receive an amount equal to $15.01 for each outstanding share of Series A Preferred Stock, appropriately adjusted for any stock dividend, split, combination or similar recapitalization (the "Series A Original Issue Price") and, in addition, an amount calculated to reflect a 10% annual, compound return on the Series A Original Issue Price from the Closing to the date that the liquidation preference is paid on each such share, and, in addition, an amount equal to any dividends declared but not paid on each such share. If such assets available for distribution shall be insufficient to permit the payment to the holders of the Series A Preferred Stock of the full preferential amounts to which they may be entitled, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of the Series A Preferred Stock.

                             (2) After setting apart or paying in full the
preferential amounts due the holders of the Series A Preferred Stock, as provided in subsection 3.2.2(a)(1), if assets available for distribution remain in the Corporation, the holders of the Corporation's Common Stock then outstanding shall be entitled to receive an amount equal to $15.01 for each outstanding share of such Common Stock, appropriately adjusted for any stock dividend, split, combination or similar recapitalization, and, in addition, an amount equal to any dividends declared but not paid on each such share. If such assets remaining after completion of the distribution required by subsection 3.2.2(a)(1) shall be insufficient to permit the payment to the holders of the Common Stock of the full preferential amounts to which they may be entitled, then all such remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of the Common Stock.

                             (3) After setting apart or paying in full the
preferential amounts due the holders of the Series A Preferred Stock, as provided in subsection 3.2.2(a)(1), and the Common Stock, as provided in subsection 3.2.2(a)(2), then the entire assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Common Stock, and Series A Preferred Stock based on the number of shares of Common Stock held by each (assuming conversion of all outstanding Series A Preferred Stock to Common Stock).

                      (b) A consolidation or merger of the Corporation with or into another corporation or other entity or person, or any other corporate reorganization or other transaction or series of related transactions by the Corporation, in any such case, in which more than 50 percent of the voting power of the Corporation is transferred or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subsection 3.2.2.

                      (c) Whenever a distribution of assets provided for in this section 3.2.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               3.2.3 Voting Rights. Each share of Common Stock shall be entitled to one vote per share on any matter submitted to the shareholders. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock, and shall be entitled to vote, together with holders of Common Stock, as a single voting group, with respect to any question upon which holders of Common Stock have the right to vote. Each holder of Common Stock and/or Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation.

               3.2.4 Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of Series A Preferred Stock into shares of Common Stock:

                     (a) Right to Convert. Any share of the Series A Preferred Stock may, at the option of the holder, be converted at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is calculated by dividing the Series A Original Issue Price by the Conversion Price (determined as hereinafter provided), in effect on the date the certificate is surrendered for conversion.

                     (b) Automatic Conversion. Each share of Series A Preferred Stock shall be converted automatically into the such number of fully paid and nonassessable shares of Common Stock as is calculated by dividing the Series A Original Issue Price by the then effective Conversion Price (determined as hereinafter provided), upon the earlier of: (A) the closing date of a public offering by the Corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, on Form S-1 (or its successor form) in which the aggregate offering proceeds (before underwriters' commissions and offering expenses) paid to the Corporation are at least $7,500,000 and the per share price at which such shares of Common Stock are offered to the public is at least the amount equal to the product of two and the Series A Original Issue Price (appropriately adjusted for any stock dividend, split, combination, or recapitalization affecting such shares), or (B) approval of the conversion by the holders of a majority of the shares of Series A Preferred Stock) then outstanding.

                     (c) Mechanics of Conversion. Before any holder of the Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that in the event of an automatic conversion pursuant to subsection 3.2.4(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares of Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                     (d) Conversion Price. The Conversion Price for the Series A Preferred Stock shall initially be equal to the Series A Original Issue Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                             (1) Certain Stock Issuances.

                                    (A) If the corporation shall issue any
Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance, the Series A Conversion Price in effect immediately prior to such issuance shall forthwith (except as otherwise provided in this subsection 3.2.4(d)(1)) be adjusted or readjusted to a price (calculated to the nearest cent) equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

               (x): an amount equal to the sum of (i) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares reserved for issuance upon the conversion of all outstanding convertible securities) by the Series A Conversion Price then in effect and (2) the aggregate consideration, if any, received by the Corporation upon the issuance of such Additional Stock;

               (y): the number of shares of Common Stock of this corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

                                    (B) No adjustment of the Conversion Price
shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3.2.4(d)(1)(E)(iii) and (iv), no adjustment of the Series A Conversion Price for the Series A Preferred Stock pursuant to this subsection 3.2.4(d)(1) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                                    (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D) In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                    (E) In the case of the issuance of options
or warrants to purchase, or rights to subscribe for, Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                             (i) The aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options or warrants to purchase, or rights to subscribe for, Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the pro rata consideration (determined in the manner provided in subsections 3.2.4(d)(1)(C) and (D)), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum per share purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                             (ii) The aggregate maximum number
of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subsections 3.2.4(d)(1)(C) and (D));

                                             (iii) In the event of any change in
the number of shares of Common Stock deliverable (or any change in the consideration payable to the Corporation) upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities not converted prior to such change or the options, warrants or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock (or the actual payment of consideration to the Corporation) upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities;

                                             (iv) Upon the expiration of any
such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities; and

                                             (v) If any such options or rights
shall be issued in connection with the issue and sale of other securities of this corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                                    (F) "Additional Stock" shall mean any shares
of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3.2.4(d)(1)(E)) by the Corporation after the date of original issue of the Series A Preferred Stock (the "Purchase Date") other than:

                                             (i) Common Stock issued pursuant to
a transaction described in subsections 3.2.4(d)(2)hereof.

                                             (ii) 750,000 shares of Common Stock
(appropriately adjusted for any stock dividend, stock split or recapitalization) issuable or issued to employees, consultants or directors pursuant to employee option, bonus or incentive plans or arrangements approved by the Board of Directors.

                                             (iii) Common Stock issued upon
conversion of shares of Series A Preferred Stock.

                             (2) Adjustments for Stock Splits and Dividends. In
the event the Corporation should at any time or from time to time after the Purchase Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                             (3) Adjustments for Combinations. If the number of
shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                      (e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3.2.4(d)(1), then, in each such case for the purpose of this subsection 3.2.4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                      (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in section 3.2.2 or this section 3.2.4), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this section 3.2.4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization, to the end that the provisions of this section 3.2.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                      (g) No Impairment. The Corporation will not, by amendment of these Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 3.2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                      (h) No Fractional Shares and Certificate as to
Adjustments.

                             (1) No fractional shares shall be issued upon
conversion of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, determined on the basis of the total number of shares of the Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                             (2) Upon the occurrence of each adjustment or
readjustment of the Conversion pursuant to this section 3.2.4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                     (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                     (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                     (k) Notices. Any notice required by the provisions of this section 3.2.4 to be given to the holders of shares of the Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                     (l) Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               3.2.5  Redemption.

                      (a) The Series A Preferred Stock shall have no redemption rights.

                      (b) The absence of redemption rights shall not affect any other rights of the Corporation under law to repurchase part or all of the Series A Preferred Stock.

               3.2.6 Protective Provisions. So long as any share of Series A Preferred Stock is outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of Series A Preferred Stock:

                      (a) Authorize or issue shares of any new class or series of capital stock on a parity with or having any preference or priority over any shares of Series A Preferred Stock then outstanding;

                      (b) Effect any recapitalization, dissolution, liquidation, winding up or reorganization of the Corporation;

                      (c) Enter into any transaction with Maxwell Technologies, Inc. ("MTI"), or any affiliate (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of MTI, excluding the Corporation itself, other than allocations to the Corporation for corporate or centralized services provided or arranged by MTI for its subsidiaries, determined on a basis substantially the same as in effect on the date of filing of these Restated Articles of Incorporation, and other than on an arms-length basis, on terms no less favorable to the Corporation than would be available from an unaffiliated third-party, or enter into any transaction with MTI or any affiliate of MTI (i) which can reasonably be anticipated to involve obligations of, or payments to, the Corporation in excess of $250,000 for a single transaction or series of related transactions, or (ii) involving the merger, sale of substantial assets, conveyance, by license or otherwise, of material interests in intellectual property, or other similar transactions outside the ordinary course of the Corporation's business;

                      (d) Amend these Restated Articles of Incorporation or the Corporation's Bylaws, if such amendment adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock; or

                      (e) Adopt any fundamental change to its business inconsistent with the development, manufacture, marketing and sale of ultracapacitor products in the Stationary Power and Energy Services ("SPES") market, as defined in that certain Stationary Power and Energy Services Business Plan dated September 22, 1997.

        ARTICLE 4.LIMITATION OF DIRECTOR LIABILITY

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of this Article 4 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation at the time of such repeal or modification.

        ARTICLE 5.INDEMNIFICATION

        The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law. Any repeal or modification of this Article 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation at the time of such repeal or modification.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is Five Million (5,000,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:_____________
                                            -------------------------------
                                            Gregg L. McKee, Jr., President


                                            -------------------------------
                                            Donald M. Roberts, Secretary

                                    EXHIBIT B


                              SHAREHOLDER AGREEMENT

        This SHAREHOLDER AGREEMENT (the "Agreement") is made as of October 30, 1997, by and among MAXWELL ENERGY PRODUCTS, INC., a California corporation (the "Company"), MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("MTI") and PACIFICORP ENERGY VENTURES, INC., an Oregon corporation ("PEV"), each of whom own the capital stock of the Company set forth on Schedule 1 hereto.

        In consideration of the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.        RESTRICTIONS ON TRANSFER

        1.1       PEV'S SHARES; RIGHT OF FIRST OFFER

               Except in accordance with the provisions of this Section 1 or
Section 2, PEV may not transfer all or a portion of the Series A Preferred Stock of the Company ("Preferred Stock") or common stock of the Company ("Common Stock") into which the Preferred Stock has been converted now or subsequently held by it (collectively, the "PEV Shares").

               (a) PEV agrees that in the event it either receives a good faith offer to purchase for cash (which offer it wishes to accept) or otherwise desires to transfer all or a portion of the PEV Shares (the "Offered PEV Shares"), it shall deliver to the Company a notice of proposed transfer stating
(i) its bona fide intention to sell or otherwise transfer such Offered PEV Shares, (ii) the number of such Offered PEV Shares to be sold or otherwise transferred, (iii) the terms and conditions of the proposed transfer including the purchase price (the "Proposed PEV Price") and (iv) the name of the proposed transferee, if any. The Company shall have the right to purchase all, but not less than all, the Offered PEV Shares at the Proposed PEV Price and pursuant to the terms and conditions stated in the notice. The Company shall, within 15 days following receipt of PEV's notice, deliver to PEV, a certificate stating whether the Company has elected to exercise or to not exercise its right to purchase the Offered PEV Shares. If the Company elects to exercise its right in accordance with this Section 1.1, the respective parties shall effect a closing on a mutually agreed date, which closing date shall be within 15 days after the date of such notice of exercise. The Company may assign its rights under this Section
1.1 to MTI, provided
that MTI owns at the time of such assignment, directly or indirectly, at least 51% of the Company's outstanding shares, on a fully diluted basis.

               (b) Unless the Company agrees to purchase the Offered PEV Shares offered pursuant to Section 1.1(a) above, PEV may transfer the Offered PEV Shares at the Proposed PEV Price or at a higher price, provided that (i) the terms and conditions of the transfer are no more favorable to the transferee than the terms and conditions stated in PEV's notice to the Company, (ii) such sale or other transfer is consummated within 120 days from the date of the notice of proposed transfer, and (iii) any such sale or other transfer is in accordance with all the terms and conditions hereof, and with applicable securities laws.

               (c) As used in this Section 1.1, the term "transfer" shall mean any sale, exchange, execution on a pledge, assignment, gift, sale by legal process under execution or attachment, or change in ownership, voluntary or involuntary because of any other act or occurrence, but shall not include (i) transfers by PEV to one or more Affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of PEV, (ii) an exchange of securities effected in connection with any merger or recapitalization of the Company or the sale of substantially all of the Company's Common Stock, or (iii) a sale of Common Stock in connection with a Public Offering (as hereinafter defined); and provided further, in the case of a transfer under clause (i), prior to the transfer, the transferee shall execute and deliver to the Company a valid and binding agreement to the effect the transferee shall receive and hold such shares subject to the provisions of this Agreement and there shall be no further transfer of such shares except in accordance herewith.

        1.2       RIGHT OF CO-SALE

               (a) MTI agrees that it will not sell or exchange all or a portion of the Common Stock of the Company that it now or subsequently holds ("MTI Shares") to or with any third person, unless PEV or any successor to PEV Shares (a "Holder") shall have been given reasonable opportunity to participate in the proposed sale or exchange on the same terms and conditions. In the event MTI receives a good faith offer to purchase for cash (which offer it wishes to accept) all or a portion of the MTI Shares (the "Offered MTI Shares"), it shall deliver to the Company and the Holders a notice of proposed transfer stating (i) its bona fide intention to sell or otherwise transfer the Offered MTI Shares,
(ii) the number of such Offered MTI Shares to be sold or otherwise transferred;
(iii) the terms and conditions of the proposed transfer including the purchase price (the "Proposed MTI Price") and (iv) the name of the proposed transferee. Each Holder shall have 15 days from the date on which MTI sent its notice of proposed transfer in which to elect to participate in the proposed transfer. Any such election to participate shall be made by giving notice thereof to the

Company and MTI, which notice shall specify the maximum number of PEV Shares that such Holder wishes to sell (which number may be greater than the number which such Holder is entitled to sell pursuant to this section).

               (b) If the Offered MTI Shares constitute 75 percent or more of the outstanding capital stock of the Company (after giving effect to the deemed conversion of all outstanding convertible preferred stock), MTI shall use its best efforts to cause the proposed transferee to accept all PEV Shares specified in the notices of the Holders pursuant to Section 1.2(a). If either (1) the Offered MTI Shares constitute less than 75 percent of the outstanding capital stock of the Company (after giving effect to the deemed conversion of all outstanding convertible preferred stock), or (2) the transferee refuses to acquire all PEV Shares offered by the Holders, then each Holder who has elected to participate in MTI's proposed transfer (a "Participating Holder") shall have the right to sell to the proposed transferee only the number of shares of Common Stock that equals the product of (i) the total number of MTI Shares to be transferred to the proposed transferee (which shall not be more than the amount specified in MTI's notice) multiplied by (ii) the ratio that (A) the number of shares of Common Stock then held by such Participating Holder together with the number of shares of Common Stock issuable upon conversion of such Participating Holder's Preferred Stock (together, "Common Stock Equivalents") bears to (B) the number calculated by adding the number of Common Stock Equivalents held by all Participating Holders to the number of MTI Shares.

               (c) Each Participating Holder may effect its participation in the transfer by delivering to MTI for transfer to the proposed transferee one or more certificates, properly endorsed for transfer, which represent either (i) the number of shares of Common Stock that the Participating Holder elects to transfer pursuant to this Section 1.2, or (ii) that number of shares of Preferred Stock that is then convertible into the number of shares of Common Stock that the Participating Holder elects to transfer pursuant to this Section
1.2. The stock certificates that the Participating Holder(s) deliver to MTI shall be transferred by MTI to the proposed transferee in consummation of the sale of shares pursuant to the terms and conditions specified in MTI's notice, and MTI shall remit to each Participating Holder that portion of the sale proceeds to which such Participating Holder is entitled by reason of its participation in such sale.

               (d) MTI shall not permit a merger, consolidation, share exchange or similar transaction affecting the Company, unless the rights of Holders under this Section 1.2 are given effect in such transaction as though it had been structured as a sale or exchange by MTI of Common Stock of the Company.

SECTION 2.        OPTION TO SELL SERIES A STOCK TO MTI

        2.1       GRANT OF OPTION

        MTI grants to PEV an option (the "Option") to sell to MTI all or part of the PEV Shares, for cash or shares of MTI common stock (as defined below) as provided in this Section 2. As used in this Section 2, MTI common stock shall mean that class of MTI capital stock so denominated on the date hereof or such other class of capital stock of MTI issued in exchange therefore on a pro rata basis to MTI's shareholders which is listed on a national securities exchange or qualified for quotation on the NASDAQ National Market.

        2.2       EXERCISE OF OPTION

        (a) The Option may not be exercised until the first anniversary of the date hereof. The Option may be exercised only once.

        (b) The Option shall be terminated upon the earlier to occur of (i) the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, which results in aggregate offering proceeds paid to the Company of at least $15,000,000 and the per share price at which such shares of Common Stock are offered to the public is at least $15.01 (appropriately adjusted for any stock dividend, split or consolidation of such Common Stock) (a "Public Offering"), or (ii) the sixth anniversary of the date hereof.

        (c) In the event PEV wishes to exercise the Option, it shall send to MTI and the Company a written notice (the date of which such notice is sent being referred to as the "Notice Date") specifying the number of PEV Shares to be sold, and a place and date not earlier than ninety days (or such additional time, not to exceed 120 days following the Notice Date, as shall be reasonably required to complete the closing of such sale) following the Notice Date for the closing of such sale (the "Option Closing Date").

        (d) On the Option Closing Date, PEV shall deliver to MTI certificates representing the number of PEV Shares specified in the notice, and MTI shall deliver to PEV either, at MTI's election, (i) cash in the amount of the Fair Market Value (hereinafter defined) of the PEV Shares tendered, or (ii) if, on such date, the MTI common stock is traded on a national securities exchange or the NASDAQ National Market, that number of authorized, unrestricted, freely tradable shares of MTI common stock calculated by dividing the Fair Market Value of the PEV Shares tendered by the average closing quotation, or, in an interdealer quotation system, the average closing bid price, for the 20 trading days which concludes two trading days before the Notice Date.

        (e) "Fair Market Value" shall be calculated by an independent appraiser from a nationally recognized accounting or investment banking firm chosen by mutual agreement of PEV and MTI, which agreement shall not be unreasonably withheld. If MTI and PEV are unable to agree upon an appraiser, then each of them shall name an appraiser meeting the requirements described in the foregoing sentence, and the two appraisers so named shall appoint a third appraiser meeting such requirements, which appraiser shall conduct the appraisal contemplated by this Section 2.2(e). . The appraiser will be instructed to determine the price at which the Company would change hands between a willing buyer and a willing seller when neither is under compulsion and both have reasonable knowledge of relevant facts and shall fully value the Company without minority, illiquidity or similar discounts. The Fair Market Value of the PEV Shares tendered shall equal the product of the price determined by the appraiser and the quotient of the number of Common Stock Equivalents represented by the tendered PEV Shares and the total number of issued and outstanding shares of the Company's Common Stock (after giving effect to the deemed conversion of all outstanding convertible preferred stock).

        (f) All parties will bear their own expenses relating to each exercise of the Option. The appraiser's fee shall be charged one-half to PEV and one-half to MTI.

        2.3       FURTHER ASSURANCES

        MTI shall take all actions necessary to enable PEV to realize the benefits of this Section 2. Without limiting the foregoing, if MTI dissolves or otherwise ceases to exist prior to the expiration of the Option in connection with a transaction or series of transactions in which an Affiliate of MTI becomes a reporting company under Sections 12, 13 or 15 of the Securities and Exchange Act of 1934, as amended, MTI shall take all actions necessary to assign its obligations hereunder to such Affiliate.

SECTION 3.        ELECTION OF DIRECTORS

        (a) PEV shall have the right to designate one (1) person (the "Preferred Designee") for nomination and election to the Company's Board of Directors (the "Board"). The name of the person so nominated shall be submitted to the Company and MTI agrees to take all action necessary or appropriate to cause the nomination of such representative as candidate for director of the Company. The Company shall take all actions necessary or appropriate to present such nominee to the shareholders for election as a director. PEV's initial Preferred Designee shall be David Hoffman, Vice President of PacifiCorp, and subsequent Preferred Designees shall be of comparable position within PEV or its affiliates.

        (b) In the election of the Company's directors, MTI agrees to vote its Stock (as defined below) for election of the Preferred Designee. If the Preferred Designee resigns or is removed by a vote of the Company's shareholders, or if his or her Board seat is otherwise vacated for any reason, then PEV shall have the right to nominate his or her replacement and MTI agrees to vote its shares for the election of such replacement. MTI further agrees that it shall not vote its shares for the removal of any representative nominated pursuant to this Section 3, without the consent of PEV. Should the provisions of this Section 3 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest.

        (c) For purposes of this Section 4, "Stock" shall mean and include any and all shares of capital stock of the Company by whatever name called, which carry voting rights and shall include any Stock now owned or subsequently acquired by a party hereto, however acquired, including without limitation stock splits and stock dividends.

        (d) MTI hereby grants to, and is deemed to have executed in favor of, PEV a proxy to vote, or to give a written consent with respect to, all of the Stock owned by MTI for the election to the Board of such persons as PEV shall be entitled to designate pursuant to this Section 3.

        (e) Each of the parties hereto agrees to take all actions necessary to maintain the size of the Company's Board at five members. The Company may, with PEV's consent, which shall not be unreasonably withheld, add a sixth member to the Board pursuant to Board representation rights granted to a strategic investor after the date hereof.

SECTION 4.        LEGENDS

        All certificates representing any Shares shall have endorsed thereon the following legend, in addition to any legends required by applicable state securities laws or otherwise:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT (WHICH INCLUDES PROVISIONS RELATING TO A VOTING AGREEMENT AMONG SHAREHOLDERS WITH RESPECT TO THE ELECTION OF DIRECTORS AND CERTAIN RESTRICTIONS ON TRANSFERABILITY OF THE SHARES) BETWEEN THE CORPORATION AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

SECTION 5.        TERM

        This Agreement shall terminate upon the earlier to occur of (i) a Public Offering, (ii) the liquidation or dissolution of the Company, (iii) the sale by the Company of all or substantially all of its assets or (iv) the merger or consolidation of the Company into or with another corporation after which the shareholders of the Company shall own, by virtue of securities received in respect of such shares, less than fifty percent (50%) of the voting securities of the surviving corporation or its parent.

SECTION 6.        MISCELLANEOUS

        6.1       GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        6.2       SUCCESSORS

        This Agreement is binding upon and shall inure to the benefit of the successors and permitted assigns of the Company, PEV and MTI; provided that PEV may not assign its rights under Section 3, other than to an affiliate, without the prior written consent of MTI. Except as otherwise provided herein, neither the Company nor MTI may assign any of their rights hereunder or delegate any of their duties hereunder without the prior written consent of PEV, except for assignment in connection with the sale of all or substantially all of the assets of MTI in which the buyer has expressly agreed in writing to assume all of MTI's duties hereunder.

        6.3       COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.4       TITLES AND SUBTITLES

        The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.5       NOTICES

        All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature pages hereof.

        6.6       ATTORNEY FEES

        If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

        6.7       SEVERABILITY

        If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        6.8       AMENDMENTS AND WAIVERS

        Any amendment, waiver or modification of this Agreement may be made only with the written consent of the parties hereto. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any subsequent breach of the same or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

        6.9       ENTIRE AGREEMENT

        This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. There are no promises, terms, conditions, obligations, representations or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements, verbal or written, among the parties relating to the subject matter hereof.

        6.10      SPECIFIC ENFORCEMENT

        The parties intend and agree that the provisions of this Agreement shall be specifically enforceable in any court having jurisdiction to grant the remedy of specific performance.

        IN WITNESS WHEREOF, the parties have executed this SHAREHOLDER AGREEMENT as of the date first above written.

                                      MAXWELL ENERGY PRODUCTS, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address:


                                      PACIFICORP ENERGY VENTURES, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address:


                                      MAXWELL TECHNOLOGIES, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address:

                                   SCHEDULE 1


                                          CLASS A             SERIES A PREFERRED
                 NAME                  COMMON STOCK                 STOCK

PacifiCorp Energy Ventures, Inc.            --                    466,217

Maxwell Technologies, Inc.              5,000,000                    --


                                    EXHIBIT C


                    EMPLOYEE INVENTION AND SECRECY AGREEMENTS

                                    EXHIBIT D


                    RESEARCH, DEVELOPMENT & SUPPLY AGREEMENT

        This Research, Development & Supply Agreement (the "Agreement") is entered into as of October 30, 1997 (the "Effective Date"), by and between MAXWELL ENERGY PRODUCTS, INC., a California corporation ("MEP"), and PACIFICORP ENERGY VENTURES, INC., an Oregon corporation ("PEV").

        WHEREAS, the parties each desire the rapid commercialization of MEP's ultracapacitor technology for stationary power and energy services ("SPES") applications; and

        WHEREAS, MEP desires to receive R&D funding from PEV to develop products for SPES applications;

        WHEREAS, PEV wishes to obtain a reliable source of supply of products for SPES applications which may result from research, development, and commercialization of MEP's ultracapacitor technology;

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                    AGREEMENT

SECTION 1.        DEFINITIONS

        Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings given to them below:

        "Affiliate(s)" means any person or entity which directly or indirectly controls, or is controlled by, or is under common control with a specified person or entity. The term "control" for purposes of the definition of the term "Affiliate" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

        "Closing" means the date of this Agreement.

        "First Milestone" refers to the objectives set forth in Section 2.2.2(a)(ii) of this Agreement.

        "Modular Packaging Technology" means the modular packaging technology developed by or for MEP for SPES applications, including all technology arising out of the MPT Development Program described in Figure 6a of the SPES Business Plan, as modified in accordance with Section 2.4 of this Agreement.

        "Product Development Plan" shall refer to a document meeting the requirements set forth in clause (B) of Section 2.2.2(a)(ii).

        "Product(s)" means the ultracapacitors described in the SPES Business Plan, whether sold as individual cells, or packaged into banks or modules, together with both existing designs and future improvements to such ultracapacitors; provided, that for purposes of this Agreement, Products shall include only ultracapacitors to be used or sold for SPES applications, including without limitation the applications identified in column two of the row titled "Stationary Power and Energy Services" in Table 1 of the SPES Business Plan.

        "Proprietary Rights" means any patent, copyright, mask work, trade secret, know-how or other intellectual property right that is protected or protectable (whether or not a filing with any government office is made) under the laws of the United States of America, or other countries, any political subdivision of any of the foregoing, or any other governmental authority.

        "Second Milestone" refers to the objectives set forth in Section 2.2.2(b)(ii) of this Agreement.

        "SPES Business Plan" means the document titled Stationary Power and Energy Services (SPES) Power Cache/Ultracapacitors Business Plan, dated September 22, 1997, a copy of which is attached hereto as Exhibit A, as modified in accordance with Section 2.4 of this Agreement.

        "Technology" means MEP's Proprietary Rights relating to the Products.

        "Transfer" means any sale, exchange, exclusive license, execution on a pledge, assignment, gift, sale by legal process under execution or attachment, or other change in ownership, but shall not include a sale of substantially all of the assets of MEP to a transferee who accepts delegation of MEP's obligations under this Agreement.

        "Unit(s)" means an individual ultracapacitor cell.

SECTION 2.        RESEARCH AND DEVELOPMENT

        2.1       DEVELOPMENT

                  2.1.1         SCOPE OF WORK

        MEP shall, in a competent and professional manner, perform services and work described herein, in the SPES Business Plan and in the Product Development Plan and shall complete development of the Products to fully comply with the specifications contained within the SPES Business Plan and the Product Development Plan.

                  2.1.2         SCHEDULE

        MEP shall perform the services and complete development of the Products in accordance with the schedules set forth herein, in the SPES Business Plan and in the Product Development Plan.

                  2.1.3         REPORTS

        MEP will deliver monthly written reports describing progress to date, problems encountered, delays, any change in MEP's expectations for the schedule, product performance, or technical capabilities, and other similar matters relating to completing development of the Products.

        2.2       FUNDING

        In consideration for MEP's satisfactory performance of the work specified in Section 2.1, PEV will provide the research and development funding specified in this Section 2.2.

                  2.2.1         INITIAL PAYMENT

        At the Closing, PEV shall deliver to MEP a cashier's check or wire transfer of funds in the amount of five hundred thousand dollars ($500,000.00) payable to MEP's order.

                  2.2.2         MILESTONE PAYMENTS

                      (a) First Milestone. Subject to the provisions of Section 2.2.2(c), upon the later of (i) six months after the Closing and (ii) MEP having successfully both (A) achieved variable manufacturing costs (material plus labor) per Unit of Three Hundred Dollars ($300.00) or less, and (B) delivered to PEV a Product Development Plan which will include a detailed project plan to be agreed upon by PEV and MEP containing the timing for planned tasks and expenditures for improving the performance and cost characteristics of the Products during the twelve months after the Closing, PEV shall deliver to MEP a check or wire transfer of funds in the amount of one million two hundred fifty thousand dollars ($1,250,000.00) payable to MEP's order.

                      (b) Second Milestone. Subject to the provisions of Section 2.2.2(c), upon the later of (i) twelve months after the Closing and (ii) MEP having successfully both (A) achieved the development of commercial Units with performance and cost characteristics meeting or exceeding those agreed upon by PEV and MEP and set forth in the Product Development Plan, and (B) completed the development of Modular Packaging Technology that meets or exceeds the specifications set forth in the SPES Business Plan, PEV shall deliver to MEP a check or wire transfer of funds in the amount of one million two hundred fifty thousand dollars ($1,250,000.00) payable to MEP's order.

                      (c) Termination of Funding Obligation. PEV may elect to terminate its funding obligations under this Section 2.2.2 if (A) PEV provides MEP with written notice of material breach of this Agreement and MEP fails to cure such breach within twenty (20) days of such notice, provided further that if the nature of the breach is such that it cannot be cured with reasonable effort within twenty (20) days of such notice, the time for cure shall be extended to ninety (90) days of such notice so long as MEP both initiates efforts to cure in the first twenty (20) days, and works diligently toward cure, or (B) if MEP fails to either (i) achieve the First Milestone within twelve months of the Closing, or (ii) achieve the Second Milestone within eighteen months of the Closing. If PEV elects to terminate its funding obligations pursuant to this provision, the termination shall be effective upon PEV providing written notice of its election to MEP.

        2.3       ACCESS TO TECHNOLOGY

        MEP agrees that in the event it desires to Transfer all or part of the Technology or Modular Packaging Technology, it shall deliver to PEV a notice of proposed transfer stating (i) its bona fide intention to complete a Transfer,
(ii) a description of the specific rights and/or technologies to be transferred,
(iii) the consideration for and terms and conditions of the proposed Transfer; and (iv) the identity of the proposed transferee, if any. PEV shall have the right to acquire the rights and/or technologies for the proposed consideration and pursuant to the proposed terms and conditions. To exercise its right, PEV shall deliver a notice of acceptance to MEP within 30 days following receipt of the notice of proposed Transfer. If PEV exercises its right in accordance with this Section 2.3, PEV and MTI shall effect a closing on a mutually agreed date, which closing shall be within 30 days after the date of such notice of acceptance. If PEV does not exercise its right in accordance with this Section 2.3,

MEP may complete the proposed Transfer with a third-party for consideration and terms and conditions no more favorable to the transferee than those stated in the notice of proposed Transfer; provided that the Transfer is completed within 120 days of the date of the notice of proposed Transfer. If such Transfer is not completed within such 120-day period, then MEP will not Transfer all or part of the Technology or Modular Packaging Technology except pursuant to the procedure set forth in this Section for giving PEV notice and pursuant to PEV's right to acquire such assets.

        2.4       USE OF FUNDS

        MEP will use the funds provided by PEV pursuant to this Section solely for the development and commercialization of the Product in conformance with the SPES Business Plan and Product Development Plan, material modifications to which must be approved, after review, by MEP's Board of Directors.

SECTION 3.        SUPPLY

        3.1       PAYMENT FOR PREFERRED ACCESS

        In consideration for MEP's agreement to supply Product to PEV under the preferred access terms contained in this Section 3, at the Closing PEV shall deliver to MEP a check or wire transfer of funds in the amount of one million dollars ($1,000,000.00) payable to MEP's order.

        3.2       PROTOTYPES AND DEMONSTRATION UNITS

               3.2.1 PEV shall have the right to use the existing prototypes and demonstration units identified in Exhibit B hereto, at the times, and locations specified in Exhibit B. PEV shall have the right to reasonable amounts of additional use of the existing prototypes and demonstration units to promote the rapid acceptance of the Product in the marketplace, at PEV's expense, and no additional charge by MEP to PEV.

               3.2.2 Representatives of MEP and PEV shall meet within sixty days of the Closing to review PEV's requirements for additional prototypes and demonstration units. PEV's purchases of additional prototypes and demonstration units, if any, shall be made in accordance with the terms specified in Section
3.3 of this Agreement.

        3.3       PURCHASE AND SALE OF PRODUCTS

               3.3.1 MEP shall manufacture, sell and deliver to PEV or its Affiliates such Products that are the subject of orders placed by PEV or its Affiliates.

               3.3.2 PEV or its Affiliates will issue to MEP orders for any Products that PEV or its Affiliates desire to purchase from MEP during the term of this Agreement.

               3.3.3 MEP will sell Products to PEV or its Affiliates at a price that does not exceed the lowest of: (i) five hundred dollars ($500.00) per Unit,
(ii) MEP's fully-burdened cost plus ten percent (10%), and (iii) the lowest price at which MEP has offered or sold Products to any third-party, including end-users, distributors, resellers, systems integrators, or any other type of customer, taking into consideration volume, payment terms, delivery schedule and other pertinent objective factors, less five percent (5%). In the event MEP offers limited time or limited quantity promotional pricing for Products to any customer, and such pricing is lower than the lowest price specified in this
Section 3.3.3(i)-(iii), MEP will sell Products to PEV or its Affiliates at the promotional price less five percent (5%) for the applicable promotional time and/or promotional quantity, with the exception that this provision shall not apply to promotions of small quantity and short duration made by MEP during the first twelve months following Closing, in which MEP gives Products to a specific, strategically important customer at no charge or nominal charge.

               3.3.4 MEP will promptly notify PEV both at the time of any PEV order and any time upon request by PEV of the pricing, volumes, payment terms, delivery schedules, features and other pertinent objective factors, of any offer or sale of the Products by MEP, or any Affiliate of MEP, to a third-party, including any promotional offer or sale of the Products, that has lower pricing for the Products than that which MEP previously offered to third-parties. MEP will promptly notify PEV of the pricing and terms of promotional offers of limited duration, if such promotional offer has pricing or terms more favorable than those generally available to PEV, after making such promotional offer.

               3.3.5 Prices charged PEV will be adjusted to reflect the best available price available to PEV pursuant to Section 3.3.3 at the time of order.

               3.3.6 MEP shall, at all times, offer to sell Products to PEV on terms and conditions, including, without limitation, warranty, delivery schedule, service fees, spare parts price, payment terms and product features, no less favorable than those offered by MEP or its Affiliates to any other customer for SPES applications.

        3.4       RESALE

               3.4.1 PEV or its Affiliates may resell Products, individually or as a part of an integrated system, anywhere in the world.

               3.4.2 MEP grants to PEV and its Affiliates, such nonexclusive, perpetual licenses to MEP's Proprietary Rights, with right to sublicense, if necessary, to use the Products, integrate the Products with other products into a system, sell the Products, and distribute the Products.

               3.4.3 MEP grants to PEV and its Affiliates, a nonexclusive, perpetual license, with right to sublicense, to use, with proper attribution, any MEP trademarks or trade names related to the Products, in connection with PEV's marketing, sales or distribution of the Products or systems containing the Products, including without limitation the PowerCache trademark and trade name.

               3.4.4 Any warranty or indemnity provided by MEP relating to Products sold by MEP to PEV shall run to the benefit of PEV's customers. PEV may assign to its customers any and all warranties or indemnities provided by MEP pertaining to the Products.

               3.4.5 MEP will obtain all approvals, if any, required for PEV or its Affiliates to sell the Products in the form sold by MEP, from industry groups and/or governmental agencies of the United States (federal, state and local) or other countries (including governmental subdivisions) or multinational organizations.

        3.5       ROYALTIES

               3.5.1 In consideration for PEV's contributions to the development and commercialization of the Products, MEP will pay to PEV a royalty in the amount of two percent (2%) of all revenues received by MEP, or any Affiliate of MEP, from the sale or other distribution of Products (or similar products derived from ultracapacitor technology and sold for SPES applications), excluding sales of Products by MEP to PEV, during the five year period starting at the Closing, such royalties not to exceed, in the aggregate one million dollars ($1,000,000.00).

               3.5.2 Royalty payments shall be made by PEV on a quarterly basis, within forty-five days after the end of each fiscal quarter.

        3.6       NEW TECHNOLOGY

        MEP agrees to afford PEV periodic and timely opportunities upon reasonable advanced notice to review and evaluate all of MEP's technologies, regardless of stage of development, for potential use by PEV and its Affiliates, and shall provide the representatives of PEV and its Affiliates with access to MEP's personnel and records pertaining to such technologies at reasonable times under appropriate confidentiality restrictions.

SECTION 4.        WARRANTY

        4.1 In addition to any warranties that MEP provides to PEV pursuant to Sections 3.3.6 or 4.2 of this Agreement, MEP warrants that all Products delivered to PEV or any Affiliate of PEV will not infringe upon or violate any international or United States patent, copyright, trade secret or other proprietary right of any third party. This warranty and representation shall survive any inspection, acceptance and payment.

        4.2 At a minimum, MEP will warrant that all Products, including each Unit delivered to PEV or PEV's Affiliates, will:

               4.2.1 Conform to the then current specifications for the Product.

               4.2.2 Be free of defects in material and workmanship for a period of 12 months after the date of shipment.

               4.2.3  Consist of all new material.

               4.2.4 Comply with all applicable laws and required industry standards including without limitation UL and CE certifications.

        4.3 MEP shall achieve the ISO certifications to be specified in the Product Development Plan by the time specified therein.

SECTION 5.        INDEMNIFICATION

        5.1       INDEMNIFICATION FOR INFRINGEMENT

        MEP, at its sole expense, shall defend and hold harmless PEV and its Affiliates, customers, officers, directors, agents, employees, assigns and successors against any claim that the design, production, testing, packaging, manufacture, sale, distribution or use of the Products (other than special order, non-standard systems manufactured by MEP on behalf of PEV, in accordance with a design provided by PEV to MEP), in the form delivered by MEP, infringes or contributorily infringes any patent, utility model, industrial design, copyright, mask work, trade dress right, trademark and/or trade secret of a third party of either the country in which MEP delivers the Product to PEV or its Affiliates or the country in which PEV or its Affiliates delivers the Product to its customer. MEP shall pay all costs of such defense and settlement and any costs and damages awarded by a court against PEV or its Affiliates or any customer who purchases the Product from PEV or its Affiliates. In addition to the indemnity provided above, if such a claim is made or appears likely to be made, MEP shall also procure the right for PEV and its Affiliates to continue



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using and selling the Product; modify the Product so that it is not infringing;
or replace the Product with a non-infringing substitute; provided that such replacement or modification shall have fit, form and function substantially identical to that of the original Product. If use and/or sale of the is enjoined by a court or if a court requires payment of royalties or other amounts by PEV or its Affiliates or the customers of PEV or its Affiliates in connection with the use and/or sale of the Product, MEP shall either: (a) procure, at MEP's sole expense, the right for PEV and its Affiliates and their customers to continue using and selling the Product; (b) modify or replace the Product in accordance with the foregoing sentence; or (c) if none of these alternatives is commercially reasonable, MEP will take back the Product at MEP's sole expense and refund to PEV or its Affiliate or their customer, as the case may.

        5.2       INDEMNIFICATION FOR PRODUCT LIABILITY

        Notwithstanding anything contained herein to the contrary, MEP agrees to defend and indemnify PEV, its Affiliates, customers, officers, directors, agents, employees, assigns and successors from and against any losses, damages, claims, demands, suits, liabilities and expenses (including reasonable attorneys' fees) that arise out of or result from injuries or death to persons or damage to property caused by the use of the Products, in the form delivered by MEP, including claims that the Products were defective or were not safe for their intended use. MEP shall maintain product liability insurance naming PEV and PEV's Affiliates as additional insureds.

SECTION 6.        COOPERATION

        6.1       GENERAL DUTY TO COOPERATE

        Each party shall use its best efforts to carry out the purposes of this Agreement, and to cooperate with the other party.

        6.2       COMMITTEE SEAT

        PEV will permit one MEP representative to become a member of a PEV technology committee or other similar committee. The designated committee may adopt bylaws that would limit the role of outside members, such as the MEP representative, so long as the MEP representative has no lesser role than any other committee member who is not an employee of either PEV or its Affiliates.

        6.3       AUDIT RIGHTS

        PEV shall have the right to conduct, at its own expense, audits to insure compliance with the provisions of this Agreement, including without limitation (i) that MEP is using the research and development funds in compliance with Section 2.4;

(ii) that PEV is receiving preferred pricing in accordance with the provisions of Section 3.3; and (iii) that MEP has paid the correct royalty amounts in accordance with Section 3.5. MEP will cooperate with such audits, and provide any information reasonably related to the purpose of the audit. In the event that an audit reveals a material failure on the part of MEP to meet its obligations under this Agreement, MEP shall correct such failure within thirty days of receiving notice of the audit results, and reimburse PEV for all expenses associated with the audit.

        6.4       PUBLICITY

        The parties may publicize their relationship by referring to each other in press releases, marketing literature and other public pronouncements relating to the Products.

SECTION 7.        TERM

        This agreement shall become effective as of the Closing and shall remain in effect for five years from the later of (i) the date of delivery by MEP to PEV of the first 100 Units if PEV orders such Units within 90 days of the Closing, and (ii) the Closing.

SECTION 8.        OTHER PROVISIONS

        8.1       FORCE MAJEURE

        Any delay and/or failure in performance shall not be deemed a breach hereof when such delay or failure is caused by or due to causes beyond the reasonable control of the party charged with such performance hereunder, including but not limited to fire, flood, accidents, explosions, acts of God and acts of local, state and/or federal governments or acts of war, but not including any failure to perform on account of the physical characteristics of materials, or other scientific or technical barriers. Should a delay occur, the party claiming force majeure shall notify the other party, in writing, specifying the nature and anticipated duration of the delay. The date on which a party's obligations hereunder are due to be fulfilled shall be extended for a period equal to the time lost as a result of any such delay.

        8.2       ASSIGNMENT

        Except as expressly allowed herein, neither party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.
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

        8.3       APPLICABLE LAW

        The interpretation, validity and enforcement of this Agreement shall be governed by the law of the State of Oregon without regard to conflict of laws principles. Both parties hereby consent and submit to personal jurisdiction of the state or federal courts situated in Multnomah County, Oregon , and all disputes arising in connection with the Agreement shall be heard only by a court of competent subject matter jurisdiction in Multnomah County, Oregon.

        8.4       ENTIRE AGREEMENT

        This Agreement, together with all documents expressly referenced herein, which are incorporated herein by this reference, shall constitute the entire agreement between MEP and PEV with respect to the subject matter of this Agreement and shall supersede all prior agreements, understandings and representations between PEV and MEP with respect.

        8.5       MODIFICATION; NON-WAIVER; SEVERABILITY; CUMULATIVE REMEDIES

        No addition or modification of this Agreement shall be effective unless made in writing and signed by the respective representatives of PEV and MEP. Any delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, such provision shall be enforced to the fullest permissible extent and the remaining provisions shall remain in full force and effect. The rights and remedies provided to each party herein are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

        8.6       NOTICES

        Any notice, demand, acknowledgment, or other communication made or given by either party in accordance with this Agreement, other than orders, invoices and other routine order processing correspondence, which is required under this Agreement or relates to a formal notice of an event of default or demand for indemnity shall be in writing and sent via facsimile (with confirmation) or by registered or certified mail, return receipt requested, or by courier service and addressed to the other party at its address as set forth below (or any other address of which the other party is notified in accordance with this Section):

        If to PEV:               Attn:  David Hoffman
                                 PacifiCorp Energy Ventures, Inc.
                                 700 N.E. Multnomah St.
                                 Portland, OR 97232-4116
                                 Fax: (503) 731-2205

        If to MEP:               Attn: President
                                 Maxwell Energy Products, Inc.
                                 4949 Greencraig Lane
                                 San Diego, CA 92123
                                 Fax: (619) 576-7679

        Copy to:                 Donald M. Roberts
                                 General Counsel
                                 Maxwell Technologies, Inc.
                                 9275 Sky Park Ct.
                                 San Diego, CA  92123
                                 Fax: (619) 277-6754

Any notice shall be deemed to have been duly given and received by the party to whom it is addressed (i) if sent by telefacsimile, when sent (if confirmation is received), (ii) if sent by registered mail or certified mail, three (3) business days after deposit in the mail, postage prepaid, or (iii) if by courier service, the next business day.

        8.7       SURVIVABILITY

        The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement, including but not limited to Sections 3.4, 4, 5, 6.3 and 8.

        8.8       ATTORNEYS' FEES

        In the event of any legal proceeding to enforce or construe any of the provisions of this Agreement or any obligations of either party in connection herewith, the court or other tribunal of competent jurisdiction may award the prevailing party in such proceeding, in addition to its damages, its reasonable attorneys' fees and costs incurred in connection therewith.

        IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the Effective Date.


                                      MAXWELL ENERGY PRODUCTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name: Gregg McKee
                                      Title:  President and COO
                                      Address:  4949 Greencraig Lane
                                                San Diego, CA  92123


                                      PACIFICORP ENERGY VENTURES, INC.

                                      By:
                                         ---------------------------------------
                                      Name: Michael C. Henderson
                                      Title:  President and CEO
                                      Address: 700 N.E. Multnomah Street
                                               Portland, OR  97232-4116

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                                    EXHIBIT E

                           BILL OF SALE AND ASSIGNMENT





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